UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d)

On December 14, 2007, the Board of Directors (the “Board”) of The Mosaic Company (“Mosaic”) appointed James L. Popowich to serve as a director of Mosaic for a term expiring at the annual meeting of directors in 2008 or until his successor is elected and qualified. Mr. Popowich was also appointed to the Environmental, Health and Safety Committee and the Special Transactions Committee of the Board.

Mr. Popowich was appointed as an “IMC Director” pursuant to the terms of an Investor Rights Agreement between Cargill, Incorporated, Cargill Fertilizer, Inc. and GNS I (U.S.) Corp. (collectively, “Cargill”) and Mosaic, as amended and restated as of August 1, 2006 (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, among other things, through October 22, 2008 Cargill has agreed to take (including causing its representatives or designees on Mosaic’s Board to take) commercially reasonable actions to cause any slate of nominees recommended by the Board to Mosaic’s stockholders to include appropriate individuals to ensure that the resulting Board will consist of:

•	seven directors designated by Cargill (“Cargill Directors”);

•

four IMC Directors, consisting of directors designated by IMC Global Inc. (“IMC”) in connection with the October 22, 2004 business combination between IMC and Cargill’s Fertilizer Businesses in which Mosaic was formed (or any replacement director nominees designated by such IMC Directors or their duly elected replacements);

•	a twelfth director, who is neither a Cargill Director nor an IMC Director, approved by the Corporate Governance and Nominating Committee and a majority of the IMC Directors; and

•	such additional directors, if any, as appointed or nominated by the Board in accordance with Mosaic’s bylaws and the Investor Rights Agreement.

In addition, pursuant to the Investor Rights Agreement:

•

Cargill has agreed to take (including causing its representatives or designees on Mosaic’s Board to take) commercially reasonable actions to cause any vacancy resulting from the departure of any IMC Director to be filled by a replacement IMC Director selected by the remaining IMC Directors (such selection to be evidenced by a vote of a majority of such remaining IMC Directors).

•	Mosaic has agreed to take commercially reasonable actions to ensure that at least three of the four IMC Directors are “nonassociated directors” as defined in the Investor Rights Agreement.

•

Mosaic has agreed to take commercially reasonable actions to cause our Corporate Governance and Nominating Committee to be comprised of three Cargill Directors (if reasonably practicable to do so, but in any event no less than two Cargill Directors) and two IMC Directors, except as otherwise necessary to comply with applicable requirements of law and stock exchange listing requirements. The Corporate Governance and Nominating Committee recommends the composition of the other committees, with the objective of including no less than two IMC Directors on each committee unless the IMC Directors otherwise agree.

“Nonassociated director,” as used in the Investor Rights Agreement, means a member of our Board who would be considered an independent director of Mosaic under the rules and regulations of the SEC and the New York Stock Exchange, Inc.

Mr. Popowich was selected in accordance with the provisions summarized above as a replacement director to fill the vacancy arising from the resignation from the Board effective August 14, 2007 of Bernard M. Michel, who was formerly an IMC Director.

Mr. Popowich is entitled to compensation for his service as a director of Mosaic pursuant to the policy adopted by the Board for all non-employee directors, including but not limited to a prorated portion, valued at $32,500, of the 2007 annual grant of restricted stock units providing a grant of Mosaic common stock on the third trading day following our release of quarterly earnings for the fiscal quarter ended November 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: December 20, 2007	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General
Counsel and Corporate Secretary